SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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DELAWARE INVESTMENTS® FAMILY OF FUNDS
SUPPLEMENTAL PROXY MATERIALS DATED
FEBRUARY 19, 2015
FOR THE
JOINT MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 31, 2015

Patrick P. Coyne, the sole interested Trustee and Chairman of the Funds’ Board has announced his intention to retire from Delaware Management Company (“DMC”), the Funds’ investment manager. Mr. Coyne intends to remain available through the end of September to assist with the appointment of his successor and to help ensure a smooth transition for DMC. Thomas L. Bennett will succeed Mr. Coyne as Chairman of the Board of the Funds effective March 1, 2015. Mr. Coyne has agreed to stand for election at the Funds’ joint meeting of shareholders (the “Meeting”), as described in the attached Proxy Statement, and intends to continue to serve as the Funds’ sole interested Trustee until the earlier of his departure from DMC, or the appointment of his successor as a Trustee of the Funds. To the extent that all nominee trustees are elected at the Meeting, Mr. Coyne’s successor can be appointed by the remaining Trustees without a shareholder vote, consistent with the Funds’ charter documents and the Investment Company Act of 1940.

Any capitalized terms used in this supplemental material that are not defined have the same meaning as in the Proxy Statement.